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                             EXHIBIT (10)(iii)(A)-#3

                      CORPORATE OFFICER SPECIAL PROVISIONS
                   IN THE EVENT OF A CHANGE OF CONTROL OF ADP

To:  Fred D. Anderson, Jr.

Although no change in control of ADP is being contemplated by, or known to, the Board, ADP recognizes that the thought of such an event may, nonetheless, be unnecessarily worrisome to some senior executives. Were such an event to loom, the Board could and would readily take whatever timely actions it then deemed appropriate to neutralize any economic loss or career damage. Meanwhile, as a first precautionary fail-safe action, ADP assures you of the following:

1. If more than 40% of ADP's shares are acquired by a new control group, each corporate officer's unvested stock options and restricted stock shall have all of the remaining vesting dates advanced by 12 months.

2. If, within one year of the above occurrence, an ADP corporate vice president is terminated without clear cause (i.e., malfeasance, gross misconduct, criminal conviction, etc.), or his responsibilities are materially reduced without clear cause, or he is reassigned to a new non-commutable location...that causes him to resign (called "prompted resignation"), then:

     a. Said corporate VP shall be entitled to continue to receive his salary, stock vesting, and fringe benefits for 9 months from such termination or resignation, or until such earlier date on which he gets a new full-time position,

                                       and

     b. Any unvested stock options and restricted stock at date of termination or prompted resignation (as described above) shall have the remaining vesting dates advanced by another 12 months.

3. It is expected that as part of the above accelerated vesting, each affected officer will, in return, reconfirm his 18-month non-compete and no-hire agreement.

4. Any successor company or new control group shall assume the above obligations.

Signatures:


/s/ Josh S. Weston                           /s/ Fred D. Anderson, Jr.
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Chief Executive Officer                      Corporate Officer


/s/ Fred S. Lafer                               October 19, 1993
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Corporate Secretary                          Date